INNOVATIVE ENERGY SOLUTIONS, INC.
                       2004  INCENTIVE AND NONSTATUTORY
                               STOCK OPTION PLAN



1.    Purpose of the Plan.

This 2004 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions with Innovative Energy Solutions, Inc. or any of its subsidiary corporations (collectively, the "Company"), and to provide additional incentive to such employees and others to exert their maximum efforts toward the success of the Company. The above aims will be effectuated through the granting of certain stock options. Under the Plan, options may be granted which are intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986 (the "Code"), or"Nonstatutory stock options".

2.    Definitions.

As used herein, the following definitions shall apply:

      (a) "Board" shall mean the Board of Directors of the Company, or if a Committee is appointed, "Board shall" refer to the Committee if the context so requires.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c)    "Common Stock" shall mean the common stock of the Company.

      (d) "Company" shall mean Innovative Energy Solutions, Inc., a Nevada corporation.

      (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 3(b) of the Plan, if one is appointed, or the Board if no committee is appointed.

      (f)    "Consultant"  shall mean any person who is  engaged  by  the
Company  or  any  Subsidiary  to   render   consulting  services  and  is
compensated for such consulting services.

      (g) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

      (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company.

      (i) "Incentive Stock Option" or "ISO" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of
Section 422 of the Code and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted an Incentive Stock Option under the Plan.

      (j)    "Non-Employee Director" shall mean a director who:

              (i) Is not currently an officer (as defined in Section 16a-1 of the Securities Exchange Act of 1934, as amended) of the Company or a Parent or Subsidiary of the Company, or otherwise currently employed by the Company or a Parent or Subsidiary of the Company;

              (ii) Does not receive compensation, either directly or indirectly, from the Company or a Parent or Subsidiary of the Company, for services rendered as a Consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission; and

              (iii) Does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

      (k) "Nonstatutory Stock Option" or "Non-ISO" shall mean an Option granted under this Plan which does not qualify as an Incentive Stock Option and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted a Nonstatutory Stock Option under this Plan. To the extent that the aggregate fair market value of Optioned Stock to which Incentive Stock Options granted under Options to an Employee are exercisable for the first time during any calendar year (under the Plan and all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options under the Plan. The aggregate fair market value of the Optioned Stock shall be determined as of the date of grant of each Option and the determination of which Incentive Stock Options shall be treated as qualified incentive stock options under
Section 422 of the Code and which Incentive Stock Options exercisable for the first time in a particular year in excess of the $100,000 limitation shall be treated as Nonstatutory Stock Options shall be determined based on the order in which such Options were granted in accordance with
Section 422(d) of the Code.

      (l)    "Option"   shall   mean   an   Incentive   Stock  Option,  a
Nonstatutory Stock Option or both as identified in a written Stock Option Agreement representing such stock option granted pursuant to the Plan.

      (m) "Optioned Stock" shall mean the Common Stock subject to an Option.

      (n) "Optionee" shall mean an Employee or other person who is granted an Option.

      (o) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (p) "Plan" shall mean this 2004 Incentive and Nonstatutory Stock Option Plan.

      (q) "Share" shall mean a share of the Common Stock of the Company, as adjusted in accordance with Section 9 of the Plan.

      (r) "Stock Option Agreement" shall mean the agreement to be entered into between the Company and each Optionee which shall set forth the terms and conditions of each Option granted to each Optionee, including the number of Shares underlying such Option and the exercise price of each Option granted to such Optionee under such agreement.

      (s) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.


3.     Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), as the Board of Directors may be composed from time to time, except as provided in subparagraph (b) of this Paragraph 2. The determinations of the Board of Directors under the Plan, including without limitation as to the matters referred to in this Paragraph 2, shall be conclusive. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors. Within the limits of the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to take the following actions under the Plan:

       (i) to determine the individuals to whom, and the time or times at which, ISOs to purchase the Company's shares of Common Stock, par value $.001 per share ("Common Shares"), shall be granted, and the number of Common Shares to be subject to each ISO,

       (ii) to determine the individuals to whom, and the time or times at which, Non-ISOs to purchase the Common Shares, shall be granted, and the number of Common Shares to be subject to each Non-ISO,

       (iii) to determine the terms and provisions of the respective stock option agreements granting ISOs and Non-ISOs (which need not be identical),

       (iv)  to interpret the Plan,

       (v) to prescribe, amend and rescind rules and regulations relating to the Plan, and

       (vi)  to  make all other  determinations  and  take  all  other  actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Board of Directors, in its discretion, shall deem relevant. An individual to whom an option has been granted under the Plan is referred to herein as an "Optionee."

(b) Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, except that the power to appoint members of the Committee and to terminate, modify or amend the Plan shall be retained by the Board of Directors. In the event that any member of the Board of Directors is at any time not a "disinterested person," as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. A majority of the Committee shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Members of the Committee shall not be eligible to participate in this Plan.

4.     Shares Subject to the Plan

The total number of Common Shares which may be optioned and sold under the Plan shall be 2,500,000 in the aggregate, subject to adjustment as provided in Paragraph 9. The Company shall at all times while the Plan is in force reserve such number of Common Shares as will be sufficient to satisfy the requirements of outstanding Options. The Common Shares to be issued upon exercise of Options shall in whole or in part be authorized and un-issued or reacquired Common Shares. The unexercised portion of any expired, terminated or canceled Option shall again be available for the grant of Options under the Plan.

5.     Eligibility

(a) Subject to subparagraphs (b) and (c) of this Paragraph 5, Options may be granted to key employees, officers, directors or consultants of the Company, as determined by the Board of Directors.

(b) An ISO may be granted, consistent with the other terms of the Plan, to an individual who owns (within the meaning of Sections 422(b)(6) and 424(d) of the Code), more that ten (10%) percent of the total combined voting power or value of all classes of stock of the Company or a subsidiary corporation (any such person, a "Principal Stockholder") only if, at the time such ISO is granted, the purchase price of the Common Shares subject to the ISO is an amount which equals or exceeds one hundred ten percent (110%) of the fair market value of such Common Shares, and such ISO by its terms is not exercisable more than two and one-half (2 1/2) years after it is granted.

(c) A director or an officer of the Company who is not also an employee of the Company and consultants to the Company shall be eligible to receive Non-ISOs but shall not be eligible to receive ISOs.

(d) Nothing contained in the Plan shall be construed to limit the right to the Board of Directors to grant an ISO and Non-ISO concurrently under a single stock option agreement so long as each Option is clearly identified as to its status. Furthermore, if an Option has been granted under the Plan, additional Options may be granted from time to time to the Optionee holding such Options, and Options may be granted from time to time to one or more employees, officers or directors who have not previously been granted Options.

(e) The Plan Plan shall not confer upon any Optionee any right with respect to continuation of employment or other relationship with the Company nor shall it interfere in any way with his right or the Company's right to terminate his employment or other relationship at any time.



6.     Terms of Options
The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value) of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors and, if the Common Shares are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of the Common Shares on such exchange, or on the over-the-counter market as reported by the NASDAQ system or the National Quotation Bureau, Inc., as the case may be, on the day on which the ISO is granted or, if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on the most recent day preceding the day on which the ISO is granted for which such prices are available.

(b) The purchase price of the Common Shares subject to each Non-ISO shall not be less than 85% of the fair market value of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors in accordance with subparagraph (a) of this Paragraph 5. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted.

(c) The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(d) The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for five (5) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in Paragraph 7 hereof or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

(e) Options shall be exercised by the delivery by the Optionee thereof to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Board of Directors) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by a promissory note issued by the Optionee in favor of the Company in the amount equal to such purchase price and payable on terms prescribed by the Board of Directors, which provides for the payment of interest at a fair market rate, as determined by the Board of Directors, (iv) by delivery of capital stock to the Company having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, or (v) by any combination of the methods of payment described in clauses
(i) through (iv) above.

(f) An Optionee shall not have any of the rights of a stockholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.

(g) No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process. In the case of a nonstatutory stock option, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner during the period ending one year from the date of grant and thereafter only (i) after written notice to the
Board and (ii) in a manner which is in compliance with all applicable provisions of the Securities Act of 1933, as amended (?1933 Act?) and the 1934 Act to the reasonable satisfaction of the Company. Upon any permitted sale or other transfer, the transferee shall remain subject to all terms and conditions of the Plan and the Stock Option Agreement.


7.     Death or Termination of Employment

(a) If employment or other relationship of an Optionee with the Company shall be terminated voluntarily by the Optionee and without the consent of the Company or for "Cause" (as hereinafter defined), and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee to the extent not theretofore exercised shall expire forthwith. For purposes of the Plan, "Cause" shall mean "Cause" as defined in any employment agreement ("Employment Agreement") between Optionee and the Company, and, in the absence of an Employment Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean (i) any continued failure by the Optionee to obey the reasonable instructions of the President or any member of the Board of Directors, (ii) continued neglect by the Optionee of his duties and obligations as an employee of the Company, or a failure to perform such duties and obligations to the reasonable satisfaction of the President or the Board of Directors, (iii) willful misconduct of the Optionee or other actions in bad faith by the Optionee which are to the detriment of the Company, including without limitation commission of a felony, embezzlement or misappropriation of funds or commission of any act of fraud or (iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.

(b) If such employment or other relationship shall terminate other than (i) by reason of death, (ii) voluntarily by the optionee and without the consent of the Company, or (iii) for Cause, and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee may be exercised at any time within three months after such termination, subject to the provisions of subparagraph (d) of this Paragraph 6. After such three-month period, the unexercised Options shall expire. For the purposes of the Plan, the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company, and the termination of employment as a result of a disability (as defined in Section 22(e) (3) of the Code) shall be deemed to be a termination of such Optionee's employment or other relationship other than voluntarily by the Optionee or for Cause.

(c) If an Optionee dies (i) while employed by, or engaged in such other relationship with, the Company or (ii) within three months after the termination of his employment or other relationship other than voluntarily by the Optionee and without the consent of the Company or for Cause, any options granted to such Optionee may be exercised at any time within twelve months after such Optionee's death, subject to the provisions of subparagraph (d) of this Paragraph 6. After the three month period, the unexercised Options shall expire.

(d) An Option may not be exercised pursuant to this paragraph 7 except to the extent that the Optionee was entitled to exercise the Option at the time of termination of employment or Such other relationship, or death, and in any event may not be exercised after the expiration of the earlier of (i) the term of the option or (ii) five (5) years from the date the Option was granted, or two and one-half (21/2) years from the date an ISO was granted if the optionee was a Principal Stockholder at that date.

(e) The Nonstatutory Stock Options granted to, and held by, any person under this Plan, may be deemed canceled and forfeited by the Board, if the Board, in its sole discretion, determines that the conduct of the holder of such nonstatutory Stock Option has been contrary to the best interests of the Company and could reasonably be deemed by the Board to have a material adverse effect on the Company or the business of the Company.

8.     Leave of Absence.

For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company for 90 days or such longer period as shall be determined by the Board of Directors.

9.     Option Adjustments.

(a) The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

(b) Except as provided in subparagraph (c) of this Paragraph 9, upon a merger, consolidation, acquisition of property or stock, separation, reorganization (other than a merger or reorganization of the Company in which the holders of Common Shares immediately prior to the merger or reorganization have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger or reorganization) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their Common Shares, any Option granted hereunder shall terminate, but, provided that the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his Option in whole or in part whether or not the vesting requirements set forth in the stock option agreement have been satisfied.

(c) If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their Common Shares in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization (other than a merger or reorganization of the Company in which the holders of Common Shares immediately prior to the merger or reorganization have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger or reorganization), all options granted hereunder shall terminate in accordance with the provision of subparagraph (b) of this Paragraph 8 unless the of Directors and the corporation issuing the Exchange Stock in their sole and arbitrary discretion and subject to any required action by the stockholders of the Company and such corporation, agree that all such Options granted hereunder are converted into options to purchase shares of Exchange Stock. The amount and price of such options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Shares receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The vesting schedule set forth in the stock option agreement shall continue to apply to the options granted for the Exchange Stock.

(d) All adjustments pursuant to this Paragraph 9 shall be made by the Board of Directors and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

10.    Further Conditions of Exercise.

(a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the Requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other, documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

(b) Anything in the Plan to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

11.    Termination, Modification and Amendment

(a) The Plan (but not Options previously granted under the Plan) shall terminate five (5) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan.

(b) The Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

(c) The Board of Directors of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not
(i) modify or amend the Plan in any way that would disqualify any ISO issued pursuant to the Plan as an Incentive Stock Option or (ii) without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware, increase (except as provided by Paragraph 8) the maximum number of Common Shares as to which Options may be granted under the Plan or change the class of persons eligible to Options under the Plan.

(d) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Options the consent of the Optionee thereof.

12.    Effectiveness of the Plan

The Plan shall become effective upon adoption by the Board of Directors. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board of Directors, and all Options granted prior to such approval shall be subject thereto. In the event such approval is withheld, the Plan and all Options, which may have been granted there under, shall become null and void.

13.    Not a Contract of Employment

Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or in another relationship with, the relationship with, the Company.

14.    Miscellaneous

(a) If an Option has been granted under the Plan, additional Options may be granted from time to time to the Optionee, and Options may be granted from time to time to one or more individuals who have not previously been granted options.

(b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan in connection with the acquisition of the business and assets of any corporation, firm, person or association, including options granted to employees thereof who become employees of the Company, nor shall the provisions of the Plan be to limit the right of the Company to grant options Otherwise than under the Plan for other proper corporate purposes.

(d)(c)The Company shall have the right to require the Optionee to pay the Company the cash amount of any taxes the Company is required to withhold in connection with the exercise of an Option.

(d) No award under this Plan shall be taken into account in determining an Optionee's compensation for purposes of an employee benefit plan of the Company.

       IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its behalf by one of its officers and sealed by its corporate seal, as of the date set forth below, and the Employee has hereunto set his hand on or as of said date, which date is the date such option rights were approved for grant, with Employee by his aid execution hereof hereby representing that the residence indicated below his (or her) name is his (or her) bona fide residence and domicile.


Adopted by Directors:December  22, 2003
Approved by Shareholders: December  22, 2003


Innovative Energy Solutions, Inc.

/s/ Ron Foster
_________________________
Ron Foster, Chairman



StockOptionPlan.doc